-------------------------------------------------------------------------------

         FOR IMMEDIATE RELEASE


                      TICKETMASTER ONLINE-CITYSEARCH, INC.
                    ANNOUNCES RECORD FOURTH QUARTER RESULTS;
                             REVENUE INCREASES 168%

                TMCS SOLIDIFIES POSITION AS LEADING LOCAL PORTAL
                     AND NUMBER ONE ONLINE TICKETING COMPANY


Pasadena, CA - January 26, 2000 - Ticketmaster Online-CitySearch, Inc. (NASDAQ:
TMCS) today announced financial results for the fourth quarter of 1999 that demonstrate its status as the leading local portal and "get it done" online consumer service. Revenues in the fourth quarter increased 168% over the comparable year-ago period to $36.4 million, driven by a 262% increase in online ticketing revenues and a 144% increase in city guide and related revenues. For the year, the Company recorded more than $105 million in revenues.

FINANCIAL RESULTS
Ticketmaster Online-CitySearch reported the following:



                                  Three Months Ended                            Year Ended
                                     December 31,                              December 31,
                       ------------------------------------------------------------------------------------
$ IN THOUSANDS              ACTUAL         ACTUAL         Change      ACTUAL       PRO FORMA      Change
                             1999           1998                       1999           1998
                       ------------------------------------------------------------------------------------
Revenues
  Ticketing                  $20,974        $5,795          262%       $64,787       $16,366          296%
  City Guide                  12,825         5,264          144%        33,915        16,332          108%
  Sponsorship
  & Advertising                2,591         2,544            2%         6,601         7,459         (12%)
                       ------------------------------------------------------------------------------------
Total                        $36,390       $13,603          168%      $105,303       $40,157          162%
                       ------------------------------------------------------------------------------------

                       ------------------------------------------------------------------------------------
EBITDA                     ($14,507)       ($3,801)        (282)%     ($42,743)     ($23,079)         (85)%
                       ------------------------------------------------------------------------------------

The pro forma results are presented as if Ticketmaster Online and CitySearch had been combined as of January 1, 1998.

"We continue to deliver on our mission to be the place on the Web where people come to get things done locally," said Charles Conn, Chief Executive Officer of Ticketmaster Online-CitySearch. "We entered 1999 with two close competitors, an emerging but unproven ticketing business and two clear goals become the leading local portal and grow our primary local commerce application, ticketing. I am pleased to report that we move into 2000 having established Ticketmaster Online-CitySearch as the clear number one local portal service, with consumer reach well ahead of our competition, and with a ticketing business that alone surpassed Forrester Research's revenue expectations for the whole U.S. online event ticketing industry. Traffic in the fourth quarter grew approximately 204% over the comparable year-ago period and 69% since the third quarter, and we have extended our local platform to include a host of new services and products to help our users get things done online. We believe we are now the number one local portal, with the clear number one position in ticketing, and extremely strong positions in the city guide and online personals businesses."

"We continue to base our efforts on the belief that consumers spend the lion's share of their time and money within twenty miles of their homes -- and that Internet users need and want information and the ability to get things done locally online. While building a robust local platform requires a significant investment in time and capital, we are proud to have created a strong, differentiated service with key local media and community partnerships in our cities. In the coming year, we will look to continue to build off this strong local platform, expanding both our range of services and the types of Web-connected devices that can utilize our services. "

The Company's EBITDA loss for the quarter was $14.5 million, or $10.7 million wider than in the year-ago comparable period. The increase in EBITDA loss was primarily attributable to the Company's accelerated roll-out of new owned and operated city guides.

AUDIENCE AND TRAFFIC HIGHLIGHTS

Ticketmaster Online-CitySearch's combined reach among home and work users increased to 8.9% during December 1999, up from 4.7% in December 1998 according to Media Metrix. The Company registered unique users of 5.8 million in December, an increase of 118% from December 1998. In commerce, Media Metrix reported that the ticketmaster.com site ranked among the top 20 most visited e-commerce sites during the 1999 holiday season.

TICKETING & TRANSACTIONS

Ticketing revenue increased 262% in the fourth quarter of 1999 over the comparable year-ago period. While Forrester Research had estimated that the U.S. online event ticketing market for 1999 would reach $300 million in the aggregate, ticketmaster.com alone had gross ticket sales of over $400 million in 1999, making it by far the largest provider of online tickets.

Ticketmaster.com averaged $1.7 million per day in gross sales transactions in the fourth quarter and had two record transaction days in December, selling 149,325 and 159,451 tickets, on December 4th and 11th, worth approximately $4 million and $8 million, respectively. Overall, ticketmaster.com sold 3.3 million tickets in the quarter at an average convenience and handling charge of $6.46 per ticket. For the quarter, this represented a record 18.4% of the total tickets sold by Ticketmaster Corp. within the United States, United Kingdom, and Canada.

The percentage of total Ticketmaster tickets sold online continues to expand rapidly for a wide range of events, including music, sports and family entertainment. For example, in the Nashville market, ticketmaster.com sold 41% of the Tennessee Titans' playoff tickets, 22% of the Nashville Predators' single game tickets and 41% of the Music City Bowl tickets sold by Ticketmaster Corp.

CITY GUIDE & RELATED

City Guide and Related revenue increased 144% in the fourth quarter of 1999 over the comparable year-ago period, benefiting in part from the first full quarter of revenues from the One and Only Networks acquisition. CitySearch city guides that have been online for more than one year have seen traffic increase by approximately 75% since the beginning of the year, and according to the latest available data from Media Metrix, Ticketmaster Online-CitySearch has estimated local reach in these markets ranging from 14 to 17%. Including city guides launched this year and the effect of the Sidewalk acquisition, city guide traffic increased 200% since the beginning of 1999.

In 1999, the Company added 25 new city guides with local sales and editorial staff, and further expanded its network to more than 70 cities worldwide with the acquisition and integration of the arts and entertainment portion of Microsoft's Sidewalk city guides. Now a comprehensive national network, CitySearch continues to focus on local media relationships in its cities, recently adding new promotional and content arrangements with many radio, television and newspaper companies including Clear Channel Communications in Tampa, The Denver Post Online and WMEX-Radio Boston, bringing the total number of media partnerships to over 100.

Ticketmaster Online-CitySearch closed the acquisition of One and Only Network in the third quarter. Combined with Match.Com, these properties have over four million user registrations. In December, Media Metrix reported the combined personals companies had approximately 1.1 million unique users, making it one of the largest independent networks of online personals on the Internet.

SPONSORSHIPS AND ADVERTISING

Revenue in the Sponsorships and Advertising category increased 2% in the fourth quarter of 1999 over the comparable year-ago period. Excluding the loss of one major sponsor (N2K) in the year-ago period, revenue in the category increased 108% over the comparable year-ago period. The Company added Circuit

City, Real Networks, and Oldsmobile, among others, to its existing roster of leading advertisers and sponsors which includes MSN, ESPN, and Ford Motor Company.

The Company believes that its national network of local city guides with strong, differentiated content is in an excellent position to benefit from the continuing growth of online advertising. According to Jupiter Research, 77% of advertisers indicated that they planned to increase local online advertising in 2000, and 55% of advertisers indicated that they plan to increase their ad spending on city guides in 2000.

OTHER RECENT HIGHLIGHTS

CitySearch announced plans to continue to integrate its platform of in-depth locally-developed content with new online tools and functionality that allow consumers to "get things done." For example, a user on citysearch.com will be able to find out about family, sports, concerts, and arts events, purchase tickets (ticketmaster.com or culturefinder.com), find a date or invite a friend (Match.Com or Evite.com), research and make reservations at a nearby restaurant (reservations.citysearch.com), and even purchase related merchandise prior to the event (store.ticketmaster.com).

CORPORATE HIGHLIGHTS

    - USA Networks, Inc. (NASDAQ:USAI) invested an additional $40 million in TMCS through the acquisition of 1.3 million Class B common shares by its wholly-owned subsidiary Ticketmaster Corporation in December 1999. The strategic investment increased available cash to approximately $88 million at year-end and strengthened the Company's ability to execute its growth strategies.

    - Ticketmaster Online-CitySearch solidified its management team, by promoting John Pleasants to President, Dan Marriott to Executive Vice President, Corporate Strategy and Development, Steven Trepp to President, City Guide and Traci Fleming to Chief Operating Officer, City Guide.

    - Microsoft and CitySearch launched a Local Channel delivering local arts and entertainment content to nearly 3,000 local areas nationwide on the MSN portal, as well as through the MSN Entertainment Channel and Microsoft WebTV Network service.

EXPANDED SERVICES

    - CitySearch announced its new Reservations Center which will feature convenient online tee-time reservations for golfers through SelectTeeTimes.com, LinksTime.com and Teemaster.com; personal service scheduling through PointServe; hotel reservations through Hotel Reservation Network (HRN), WorldRes.com and Pegasus Systems, Inc.; and online restaurant reservations through foodline.com.

    - CitySearch announced an investment and distribution arrangement with the newly combined ActiveUSA.com/Racegate.com, the Internet's largest online local participatory sports registration and reservation company. ActiveUSA.com will allow consumers to book online reservations for more than 6,000 local and national events in as many as 60 different sporting categories. In addition, ActiveUSA.com will offer information for over 50,000 events nationwide, making it one of the most comprehensive sporting events calendars on the Internet.

    - CitySearch signed a marketing and distribution agreement with CultureFinder.com, an award-winning cultural events site, which will help make TMCS the Internet's largest local portal for access to cultural events.

EXPANDED E-COMMERCE

    - CitySearch announced a long-term distribution partnership agreement that will make Kozmo.com, a leading local delivery service, the exclusive "under one hour" general delivery provider on the citysearch.com network of city guides.

    - Ticketmaster.com launched store.ticketmaster.com, offering in-context merchandise to ticket shoppers letting consumers purchase CDs, videos, apparel, and memorabilia related to their favorite artists, sports teams, and entertainment events before, during and after their ticket purchase. This integrated retail approach lets consumers buy the things they want while they shop for tickets, gather information and plan for a night out.

ABOUT TICKETMASTER ONLINE-CITYSEARCH

Ticketmaster Online-CitySearch, Inc. (NASDAQ: TMCS) is a leading local portal and transactions company that provides in-depth local content and services to help people "get things done" online. TMCS offers practical tools for living that make the Internet an indispensable part of peoples' everyday lives. The TMCS family of Web sites includes citysearch.com, ticketmaster.com, store.ticketmaster.com, cityauction.com, match.com, oneandonly.com, sidewalk.com, livedaily.com, astroabby.com, reservations.citysearch.com and jobs.citysearch.com. TMCS is located in Pasadena, Calif.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements about Ticketmaster Online-CitySearch, Inc. (the "Company"), including those concerning its future product plans. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from these statements. Among the risks and uncertainties that could adversely affect the Company's actual results are: the limited operating history and early development stage of the Company; the absence of history of Ticketmaster Online as an independent company; the Company's lack of profitability and anticipation of continued losses; the Company's dependence on its relationship with Ticketmaster Corporation; control of the Company by USA Networks, Inc.; the potential for conflicts of interest; the fact that the license agreement between USA Networks, Ticketmaster Corporation and the Company is subject to certain limitations that are contained therein; possible future sales of the Company's securities by USA Networks, Inc.; company integration risks; the Company's dependence on increased ticket sales; the Company's future capital needs and the uncertainty of additional financing; the unpredictability and potential fluctuations in future revenues and operating results. Investors are encouraged to read the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

Ticketmaster Online-CitySearch is the owner or licensee of its name and logo trademarks and service marks. All other trademarks and trade names are the property of their respective owners.

                                 #     #     #

FOR MORE INFORMATION:

Nancy Scott Lyon, Ticketmaster Online-CitySearch, +1-626-660-2530; nancy_lyon@citysearch.com or Sara Strickland, Ticketmaster Online-CitySearch, +1-626-660-2758; sara@citysearch.com.

Ticketmaster Online-CitySearch corporate headquarters is located at 790 East Colorado Boulevard - Suite 200, Pasadena, California, 91101; +1-626-405-0050; fax +1-626-405-9929; info@citysearch.com.

                      Condensed Consolidated Balance Sheet
                                 (in thousands)


                                                          December 31           December 31
                                                             1999                  1998
                                                    ------------------------------------------
ASSETS
Current assets
 Cash and cash equivalents                           $          87,754   $           106,910
 Accounts receivable, net                                        4,075                 1,249
 Other current assets                                            5,047                 3,030
                                                    ------------------------------------------
  Total current assets                                          96,876               111,189
  Property and equipment, net                                   16,832                 5,893
  Investments                                                   23,085                     -
  Goodwill and other intangible assets, net                    667,555               299,643
  Other long term assets                                           321                 -
                                                    ==========================================
  Total assets                                        $        804,669    $           416,725
                                                    ==========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                                      $         4,537    $             2,734
 Accrued expenses                                                9,100                  4,551
 Other current liabilities                                       6,936                  3,213
                                                    ------------------------------------------
  Total current liabilities                                     20,573                 10,498
Other liabilities                                                1,503                  2,639
                                                    ------------------------------------------
  Total liabilities                                             22,076                 13,137
                                                    ------------------------------------------

Stockholders' equity
 Common stock & additional paid in capital                     919,987                419,633
 Accumulated deficit                                          (137,406)               (16,038)
 Foreign currency translation                                       12                     (7)
                                                    ------------------------------------------
  Total stockholders' equity                                   782,593                403,588
                                                    ------------------------------------------
  Total liabilities and stockholders' equity           $       804,669    $           416,725
                                                    ==========================================

                      Ticketmaster Online-CitySearch, Inc.
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                        Actual              Actual             Actual       Pro Forma  (a)
                                                 ---------------------------------------------------------------------------------
                                                     3 Mos. Ended        3 Mos. Ended        Year Ended          Year Ended
                                                       12/31/99            12/31/98           12/31/99            12/31/98
                                                     (unaudited)         (unaudited)
                                                 --------------------------------------------------------------------------------
Revenues
    Ticketing operations                                 $20,974              $5,795           $64,787               $16,366
    City guide and related                                12,825               5,264            33,915                16,332
    Sponsorship and advertising                            2,591               2,544             6,601                 7,459
                                                 ----------------------------------------------------------------------------
     Total revenues                                       36,390              13,603           105,303                40,157
                                                 ----------------------------------------------------------------------------

Operating costs and expenses
    Ticketing operations                                  15,257               4,322            47,870                12,132
    City guide and related                                11,183               3,916            30,289                14,512
    Sales and marketing                                   17,747               6,062            47,262                21,797
    Research and development                               1,866               1,689             7,455                 6,728
    General and administrative                             5,255               2,203            15,241                 8,201
    Amortization of goodwill                              33,451              12,228            77,744                47,705
    Merger and other transaction costs                       943                  11             4,236                 3,112
                                                 ----------------------------------------------------------------------------
     Total costs and expenses                             85,702              30,431           230,097               114,187
                                                 ----------------------------------------------------------------------------

Loss from operations                                     (49,312)            (16,828)         (124,794)              (74,030)
Interest income, net                                         940                  56             4,163                 1,432
Equity in net loss of unconsolidated affiliates             (272)                   0             (272)                     0
                                                 ----------------------------------------------------------------------------
Loss before income taxes                                 (48,644)            (16,772)         (120,903)              (72,598)
Income tax provision                                         281                  86               464                     0
                                                 ============================================================================
Net loss                                                ($48,925)           ($16,858)        ($121,367)             ($72,598)
                                                 ============================================================================
Basic and diluted net loss
    per share                                             ($0.58)             ($0.26)           ($1.59)               ($1.16)
                                                 ============================================================================
Shares used to compute basic and
    diluted net loss per share                            84,610              65,325            76,097                62,682
                                                 ============================================================================

Supplemental Financial Information (b)

EBITDA (c)                                              ($14,507)            ($3,801)         ($42,743)             ($23,079)
                                                 ============================================================================

EBITDA before merger and other
    transactions costs (d)                              ($13,564)            ($3,790)         ($38,507)             ($19,967)
                                                 ============================================================================

Basic and diluted net loss
    per share, excluding merger
    and other transaction costs                           ($0.57)             ($0.26)           ($1.54)               ($1.11)
                                                 ============================================================================


Notes:

  a) The unaudited pro forma statements of operations data reflects the combined operating results of Ticketmaster Online and CitySearch as if the merger between Ticketmaster Online and CitySearch had occurred at the beginning of the period.

  b) The accompanying supplemental financial information is presented for informational purposes only and should not be considered as a substitute for the historical and pro forma financial information presented in accordance with GAAP.

  c) EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

  d) EBITDA before merger and other transaction costs excludes non-recurring charges associated with the Ticketmaster Online and CitySearch merger and other transactions.